EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Now News Digital Media Technology Co. Ltd. (the “Company”) on Form 10-K for the year ended October 31, 2013 filed with the Securities and Exchange Commission (the “Report”), I, Alan Chen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Alan Chen
Name:	Alan Chen
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	March 22, 2014

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.